UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                   FORM 8-K/A

                                  Amendment #1

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 31, 2002
                                                  ------------




                        BNP Residential Properties, Inc.
             (Exact name of registrant as specified in its charter)



Maryland                               1-9496                   56-1574675
--------                               ------                   ----------
(State of incorporation)      (Commission File Number)        (IRS Employer
                                                            Identification No.)



             301 S. College Street, Suite 3850, Charlotte, NC 28202
               (Address or principal executive offices, Zip Code)


Registrant's telephone number  704/944-0100
                               ------------












                                                Total number of pages: 16

Item 2.  Acquisition or Disposition of Assets.

BARRINGTON PLACE APARTMENTS, CHARLOTTE, NORTH CAROLINA, AND
BROOKFORD PLACE APARTMENTS, WINSTON-SALEM, NORTH CAROLINA

         Effective May 31, 2002, BNP Residential Properties acquired Barrington Place Apartments and Brookford Place Apartments for a contract price of $32.1 million. Preliminary consideration for this acquisition has been set as follows:

o We assumed a first deed of trust loan payable to Continental Wingate Associates, Inc. secured by the assets and assignment of rents of Barrington Place Apartments with a balance of approximately $20.3 million.
o We assumed and subsequently retired existing liabilities of the former owners totaling approximately $10.0 million
o We issued approximately 147,000 partnership units in BNP Residential Properties Limited Partnership, which we refer to as the Operating Partnership. The partnership units' imputed value was $12.00 per unit, or approximately $1.8 million.

         The first deed of trust loan related to Barrington Place Apartments that we assumed provides for interest at an effective rate of approximately 7.0% payable in monthly installments of principal and interest of approximately $136,000, with a balloon payment of approximately $18.0 million due in November 2010.

         On June 6, 2002, we applied $4.9 million proceeds from a fixed-rate loan from Column Financial, Inc. to retire existing loan obligations of the former owners. A deed of trust and assignment of rents of Brookford Place Apartments secure the new loan. The note payable provides for interest at an effective rate of approximately 7.1% payable in monthly installments of principal and interest of approximately $32,000, with a balloon payment of approximately $4.2 million due in August 2012.

         The balance of funds required for the acquisition came from operating cash and a $5.0 million draw on our revolving line of credit secured by Latitudes Apartments.

         To date we have incurred other direct costs of approximately $77,000 related to this acquisition.

         The number of operating partnership units issued is subject to adjustment based on a final accounting of property-level operations and related liabilities assumed. We do not expect any material change in the components of consideration or other direct costs of the acquisition described above.

         Barrington Place Apartments is located in Charlotte, North Carolina and contains 348 one-, two- and three-bedroom apartments. Brookford Place Apartments is located in Winston-Salem, North Carolina and contains 108 one- and two-bedroom apartments.

         We acquired these properties from a private investment group. Brookford Place Apartments was the last of seven properties to be acquired under our 1997 agreement with this group, which we refer to as the Chrysson Parties. Two members of the selling group, Paul G. Chrysson and W. Michael Gilley, currently serve on the Company's board of directors. The acquisition of both properties was approved by a majority of our independent directors. Prior to this transaction, we managed both of the acquired properties under third-party management contracts.

         BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. Following this acquisition, BNP now owns and operates 17 apartment communities containing 4,137 apartments and provides third-party management services for 15 communities containing 3,166 units. In addition to the apartment properties, we own 42 restaurant properties that we lease on a triple-net basis to a restaurant operator. We currently operate in the states of North Carolina, South Carolina and Virginia.

         We are structured as an UpREIT or umbrella partnership real estate investment trust. We are the sole general partner and own a controlling interest in the Operating Partnership, and we conduct all of our operations through the Operating Partnership.


Item 7.  Financial Statements and Exhibits.

(a)      Financial statements of business acquired.


         Pages 6-9           Barrington Place Property Statements
                             of Revenue and Certain Operating Expenses for the Three Months ended March 31, 2002, and for the Years ended December 31, 2001 and 2000.

(b)      Pro Forma Financial Information

         Pages 10-11         BNP Residential Properties, Inc. Unaudited
                             Pro Forma Condensed Consolidated Balance
                             Sheet as of March 31, 2002

         Pages 12-16         BNP Residential Properties, Inc. Unaudited
                             Pro Forma Condensed Statements of Operations for the Three Months ended March 31, 2002, and for the Year ended December 31, 2001


         We have presented the unaudited pro forma condensed consolidated balance sheet as of March 31, 2002, as if we had acquired Barrington Place Apartments and Brookford Place Apartments on March 31, 2002.

         We do not currently engage in development activities. Consistent with our prior practice, we do not include apartment communities in pro forma statements of operations until they have reached "stabilized" status. We consider an apartment community to be stabilized when construction or renovation of all buildings has been completed and the property has attained 90% occupancy for a period of 90 days, or for a shorter period acceptable to our lender.

         We have presented the unaudited pro forma condensed statement of operations for the three months ended March 31, 2002, as if we had acquired Barrington Place Apartments and Brookford Place Apartments on January 1, 2002.

         We have presented the unaudited pro forma condensed statement of operations for the year ended December 31, 2001, as if we have acquired Barrington Place Apartments on January 1, 2001. We have not included Brookford Place Apartments in the pro forma condensed consolidated statement of operations for the year ended December 31, 2001, because this community did not reach stabilized status until January 2002. We believe that any attempt to provide a meaningful pro forma statement of operations for the year ended December 31, 2001, including the operations of Brookford Place Apartments would not be factually supportable.

         You should read these unaudited statements in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2001, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002. We believe the pro forma condensed consolidated financial information provides all adjustments necessary to reflect the effects of these acquisitions.

         No one has audited these pro forma condensed consolidated financial statements. These pro forma statements may not represent what our financial position would have been if we had really acquired Barrington Place Apartments and Brookford Place Apartments on March 31, 2002. In addition, these pro forma statements do not purport to project our financial position at any future date or for any future period.

(c)      Exhibits.

         None.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  BNP Residential Properties, Inc.
                                  (Registrant)



July 26, 2002                     by:  /s/ Pamela B. Bruno
                                  ----------------------------------------
                                  Pamela B. Bruno
                                  Vice President, Controller and
                                  Chief Accounting Officer

                         Report of Independent Auditors



To the Shareholders of
BNP Residential Properties, Inc.


We have audited the accompanying Statements of Revenue and Certain Operating Expenses of Barrington Place Property as described in Note 1 for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of Barrington Place Property's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the basis of accounting used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Statements of Revenue and Certain Operating Expenses were prepared using the basis of accounting described in Note 1 for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of BNP Residential Properties, Inc. and are not intended to be a complete presentation of Barrington Place Property's revenue and expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenue and certain operating expenses described in
Note 1 of Barrington Place Property for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States.


                                                /s/ Ernst & Young LLP

Raleigh, North Carolina
May 8, 2002

                            Barrington Place Property

              Statements of Revenue and Certain Operating Expenses





                                                                                                    Three months ended
                                                           Year ended December 31,                      March 31,
                                                          2000                2001                  2001              2002
                                                   -----------------------------------------------------------------------------
                                                                                                          (Unaudited)
Rental income                                        $   3,354,370       $   3,197,209       $     807,174      $     797,228

Certain operating expenses:
   Property operations expense                             757,289             767,315             193,653            192,860
   Insurance                                                24,627              39,146               6,005             10,064
   Property taxes                                          176,929             299,356              74,839             74,839
                                                   -----------------------------------------------------------------------------
Total certain operating expenses                           958,845           1,105,817             274,497            277,763
                                                   -----------------------------------------------------------------------------
Revenue in excess of certain operating expenses      $   2,395,525       $   2,091,392       $     532,677      $     519,465
                                                   =============================================================================



See accompanying notes.

                            Barrington Place Property

          Notes to Statements of Revenue and Certain Operating Expenses

                                December 31, 2001


1. Basis of Presentation and Significant Accounting Policies

Presented herein are the Statements of Revenue and Certain Operating Expenses related to the operations of an apartment property located in Charlotte, North Carolina.

Barrington Place Property is not a legal entity but rather an apartment property acquired by BNP Residential Properties, Inc. The 348-unit apartment complex was built during 1998 and 1999 with construction of these units substantially completed in December 1999. The property was in the start-up phase of operations during 1998 and 1999.

In accordance with Rule 3-14 of Regulation S-X, the accompanying financial statements are not representative of the actual operations for the years presented as certain operating expenses that may not be comparable to the expenses expected to be incurred by BNP Residential Properties, Inc. in the proposed future operations of the aforementioned property have been excluded. Expenses excluded consist of interest, depreciation and general and administrative expenses not directly related to future operations.

Advertising Expense

Barrington Place Property expenses advertising costs as incurred. Advertising expense included in property operations expense were approximately $31,100 and $25,400 for the years ended December 31, 2001 and 2000, respectively.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those amounts.

Interim Financial Data

The unaudited financial statements for the three months ended March 31, 2002 and 2001 include all adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the revenues and certain operating expenses for such interim periods. Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results to be expected for the entire year ending December 31, 2002.

                            Barrington Place Property

1. Basis of Presentation and Significant Accounting Policies (continued)

Revenue Recognition

Barrington Place Property leases its residential apartments under operating leases with monthly payments due in advance. The majority of the apartment leases are for terms of one year or less. Rental and other revenues are recorded as earned.

2. Environmental Matters

Barrington Place Property has been subjected to Phase I environmental reviews. Such reviews have not revealed, nor is management aware of, any environmental liability that management believes would have a material adverse effect on the accompanying financial statements.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2002
(in thousands)

                                                                              Pro Forma
                                                           Historical        Adjustments        Pro Forma
                                                        ----------------- ------------------ ----------------
                                                              (A)                (B)
Assets
Real estate assets, net                                     $218,594           $32,217           $250,812
Cash and cash equivalents                                        549              (412)               137
Other assets                                                   2,612               302              2,914
Intangibles, net of amortization                               2,124               222              2,346
                                                        ----------------- ------------------ ----------------
Total assets                                                $223,879           $32,329           $256,208
                                                        ================= ================== ================

Liabilities and Shareholders' Equity
Deed of trust and other notes payable                       $162,143           $30,193           $192,337
Accounts payable and other current liabilities
                                                               1,429               358              1,787
Deferred revenue and security deposits                         1,149                14              1,164
Deferred credit for interest defeasance                          458                 -                458
                                                        ----------------- ------------------ ----------------
                                                             165,180            30,566            195,746
Minority interest in Operating Partnership                    17,709             1,764             19,473
Shareholders' equity                                          40,989                 -             40,989
                                                        ----------------- ------------------ ----------------
Total liabilities and shareholders' equity                  $223,879           $32,329           $256,208
                                                        ================= ================== ================


See accompanying notes.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(A) Reflects our historical balance sheet contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

(B) Reflects the acquisition of Barrington Place Apartments and Brookford Place Apartments and related financing transactions. We estimate the cost of this acquisition as follows:

We assumed a first deed of trust loan
secured by the assets and assignment
of rents of Barrington Place Apartments                             $20,333,000
We assumed and subsequently retired existing
liabilities of the former owners                                      9,989,000
We issued approximately 146,964 units in
BNP Residential Properties Limited Partnership
with an imputed value of $12.00 per unit                              1,764,000

We assumed liabilities for property taxes,
prepaid rents, and security deposits related
to Barrington Place Apartments                                          372,000
We acquired funds escrowed with the lender
related to Barrington Place Apartments                                 (241,000)
                                                            --------------------
                                                                    $32,217,000
                                                            ====================

In addition to the first deed of trust loan related to Barrington Place Apartments that we assumed, we financed the acquisition with net proceeds from a $4,860,000 fixed-rate note secured by a deed of trust and assignment of rents of Brookford Place Apartments. The balance of funds required for the acquisition came from operating cash and a $5,000,000 draw on our revolving line of credit secured by Latitudes Apartments.

We allocated the estimated purchase cost by reference to recent appraisals and historical tax basis fixed assets records, as follows:

                                                                          Barrington Place       Brookford
                                                          Total                                    Place
                                                    ------------------- --------------------- -----------------
Land                                                      $ 3,069,000           $ 2,604,000        $  465,000
Land improvements                                           2,915,000             2,238,000           677,000
Buildings                                                  25,723,000            21,342,000         4,381,000
Fixtures, equipment and floor coverings                       510,000               413,000            97,000
                                                    ------------------- --------------------- -----------------
                                                          $32,217,000           $26,597,000        $5,620,000
                                                    =================== ===================== =================

In conjunction with execution of the first deed of trust loan related to Brookford Place Apartments, we funded initial escrows of approximately $40,000 and prepaid insurance premiums of approximately $20,000. We also paid and recorded deferred loan costs of approximately $161,000 related to the Barrington Place loan assumption and $61,000 related to the Brookford Place loan.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2002
(in thousands, except per share data)

                                                                              Pro Forma
                                                           Historical        Adjustments        Pro Forma
                                                        ----------------- ------------------ ----------------
                                                              (C)                (D)
Revenues
Apartment rental income                                       $7,489            $1,001             $8,490
Restaurant rental income                                       1,005                 -              1,005
Management fee income                                            294               (42)               252
Interest and other income                                         37                 -                 37
                                                        ----------------- ------------------ ----------------
                                                               8,826               958              9,784

Expenses
Apartment operations                                           2,692               353              3,045
Apartment and corporate administration                           919                 -                919
Depreciation                                                   1,947               220              2,166
Amortization of intangibles                                       48                 6                 54
Interest                                                       2,505               489              2,994
                                                        ----------------- ------------------ ----------------
                                                               8,111             1,068              9,179
                                                        ----------------- ------------------ ----------------

Income before minority interest and extraordinary item
                                                                 715              (110)               606
Minority interest in Operating Partnership                       150               (16)               134
                                                        ----------------- ------------------ ----------------
Income before extraordinary item                              $  566            $  (94)            $  471
                                                        ================= ================== ================

Per share data:
Income before extraordinary item - basic                       $0.10                                $0.08
Income before extraordinary item - diluted                      0.09                                 0.07

Weighted average shares outstanding                            5,755                                5,755


See accompanying notes.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year ended December 31, 2001
(in thousands, except per share data)

                                                                              Pro Forma
                                                           Historical        Adjustments        Pro Forma
                                                        ----------------- ------------------ ----------------
                                                              (E)                (F)
Revenues
Apartment rental income                                      $30,867            $3,197            $34,064
Restaurant rental income                                       4,053                 -              4,053
Management fee income                                            529               (32)               497
Interest and other income                                        813                 -                813
                                                        ----------------- ------------------ ----------------
                                                              36,262             3,165             39,427

Expenses
Apartment operations                                          11,182             1,106             12,288
Apartment and corporate administration                         2,956                 -              2,956
Depreciation                                                   7,828               702              8,531
Amortization of intangibles                                      189                19                209
Interest                                                      11,100             1,593             12,693
                                                        ----------------- ------------------ ----------------
                                                              33,257             3,420             36,677
                                                        ----------------- ------------------ ----------------

Income before minority interest and extraordinary item
                                                               3,005              (225)             2,750
Minority interest in Operating Partnership                       690               (24)               666
                                                        ----------------- ------------------ ----------------
Income before extraordinary item                             $ 2,315            $ (231)           $ 2,084
                                                        ================= ================== ================

Per share data:
Income before extraordinary item - basic                       $0.40                                $0.36
Income before extraordinary item - diluted                      0.40                                 0.36

Weighted average shares outstanding                            5,717                                5,717


See accompanying notes.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(C) Reflects our historical statement of operations contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

(D) Reflects the revenues and operating expenses of Barrington Place Apartments and Brookford Place Apartments, along with a reduction in management fee income related to previous third-party management of these properties, as follows:

                                                                             Barrington        Brookford
                                                             Total             Place             Place
                                                        ----------------- ----------------- -----------------
Revenues
Apartment rental income                                      $1,001,000          $797,000          $204,000
Management fee income                                           (42,000)          (34,000)           (8,000)
                                                        ----------------- ----------------- -----------------
                                                             $  958,000          $763,000          $195,000
                                                        ================= ================= =================

Expenses
Apartment operations                                         $  353,000          $278,000          $ 75,000
Depreciation                                                    220,000           176,000            44,000
Amortization of deferred loan costs                               6,000             5,000             2,000
Interest on deed of trust loans                                 446,000           359,000            87,000
                                                        ----------------- ----------------- -----------------
                                                             $1,025,000          $817,000          $207,000
                                                        ================= ================= =================

We calculated increased interest related to the $5.0 million draw on the revolving line of credit of approximately $43,000.

 We calculated depreciation expense for Barrington Place and Brookford Place using the straight-line method over the estimated useful lives of the related assets. These estimated useful lives are as follows:

         Land improvements                                 7 - 20 years
         Short-lived building components                   5 - 20 years
         Base building structure                           60 years
         Fixtures, equipment and floor coverings           5 - 10 years

We estimated interest expense for the first deed of trust loans based on loan amortization schedules. The first deed of trust loan for Barrington Place provides for interest at an effective rate of approximately 7.0%, while the first deed of trust loan for Brookford Place provides for interest at an effective rate of approximately 7.1%.

(E) Reflects our historical statement of operations contained in our Annual Report on Form 10-K, adjusted to exclude amortization of the intangible related to acquisition of management operations. We adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002. Under the new rules, goodwill and intangible assets deemed to have indefinite lives are no longer amortized after December 31, 2001, but are subject to annual impairment tests in accordance with the Statement. We determined that the intangible related to our 1994 acquisition of management operations, net of accumulated amortization, as of January 1, 2002, is not impaired, and we plan to perform annual tests as of October 1 of each year. We have adjusted the 2001 amounts in our historical consolidated financial statements to exclude this amortization expense and conform to our current 2002 presentation as follows:

                                                            2001 as                             2001 as
                                                           Currently                           Previously
                                                           Presented        Adjustments        Presented
                                                        ----------------- ----------------- -----------------
Revenues                                                     $36,262,000        $        -       $36,262,000
Expenses                                                      33,257,000          (406,000)       33,663,000
                                                        ----------------- ----------------- -----------------
Income before minority interest
     and extraordinary item                                    3,005,000           406,000         2,599,000
Minority interest in Operating Partnership                       690,000            93,000           597,000
                                                        ----------------- ----------------- -----------------
Income before extraordinary item                             $ 2,315,000        $  313,000       $ 2,002,000
                                                        ================= ================= =================

Per share data:
Income before extraordinary item - basic and diluted
                                                                  $0.40             $0.05             $0.35
                                                        ================= ================= =================

(F) Reflects the revenues and operating expenses of Barrington Place Apartments, along with a reduction in management fee income related to previous third-party management of this property, and increased interest related to the $5.0 million draw on the revolving line of credit.

We have not included the revenues and operating expenses of Brookford Place Apartments in the pro forma condensed consolidated statement of operations for the year ended December 31, 2001, because this community did not reach stabilized status until January 2002. We believe that any attempt to provide a meaningful pro forma statement of operations for the year ended December 31, 2001, including the operations of Brookford Place Apartments would not be factually supportable.

We calculated depreciation expense for Barrington Place using the straight-line method over the estimated useful lives of the related assets. These estimated useful lives are as follows:

         Land improvements                              7 - 20 years
         Short-lived building components                5 - 20 years
         Base building structure                        60 years
         Fixtures, equipment and floor coverings        5 - 10 years

We estimated interest expense for the first deed of trust loan for Barrington Place based on the loan amortization schedule. This loan provides for interest at an effective rate of approximately 7.0%. We calculated increased interest expense related to the $5.0 million draw on the revolving line of credit of approximately $175,000.